Exhibit 2

STATEMENT BY ALL PARTNERS OF

GINSOMA FAMILY C.V.

THE UNDERSIGNED:

(1)	Donald Keith Mosing, residing at 3240 Inwood Drive, Houston, TX 77019, United States of America, born on September 22, 1950, in Lafayette, Louisiana, United States of America:

(2)	Donald Keith Mosing Family Partnership, Ltd., a Limited Partnership, established under the laws of Texas, United States of America, with its registered office at 10260 Westheimer, Suite 700, Houston, Texas 77042, United States of America;

(3)	Melanie Christine Mosing, residing at 421 Biltmore Way, Lafayette, Louisiana 70508, United States of America, born on November 30, 1956, in Lafayette, Louisiana, United States of America;

(4)	The Steven Brent Mosing Family, L.L.C., a Limited Liability Company, established under the laws of the state of Louisiana, United States of America, with its registered office at 103 Jean Baptiste Drive, Lafayette, Louisiana 70503, United States of America;

(5)	The Michael Frank Mosing Family, L.L.C., a Limited Liability Company, established under the laws of the state of Louisiana, United States of America, with its registered office at 115 Wembley Road, Lafayette, Louisiana 70503, United States of America;

(6)	The Kirkland D. Mosing Family, L.L.C., a Limited Liability Company, established under the laws of the state of Louisiana, United States of America, with its registered office at 715 Heart D. Farm Road, Youngsville, Louisiana 70592, United States of America;

(7)	G. Stanton Investments, LP, a Texas Limited Partnership, established under the laws of the state of Texas, United States of America, with its registered office at 10260 Westheimer, Suite 700, Houston, Texas 77042, United States of America;

(8)	WBM Partnership, LP, a Texas Limited Partnership, established under the laws of the state of Texas, United States of America, with its registered office at 10260 Westheimer, Suite 700, Houston, Texas 77042, United States of America;

(9)	Lori Mosing Thomas Family, L.L.C., a Limited Liability Company, established under the laws of the state of Louisiana, United States of America, with its registered office at 785 Bocage Lane, Mandeville, Louisiana 70471, United States of America;

(10)	JLM Partners, Ltd., a Limited Partnership, established under the laws of Texas, United States of America, with its registered office at 4401 Island Cove, Austin, Texas 78731, United States of America;

(11)	The Kendall G. Mosing Family, L.L.C., a Limited Liability Company, established under the laws of the state of Louisiana, United States of America, with its registered office at 812 East Bayou Parkway, Lafayette, Louisiana 70508, United States of America; and

(12)	Miller Ginsoma Holdings, Ltd. a Limited Partnership, established under the laws of Texas, United States of America, with its registered office at 37 Hewitt, Corpus Christi, Texas 78404, United States of America.

WHEREAS:

The undersigned are, as of the second amendment agreement of Ginsoma Family C.V., a limited partnership established under the laws of the Netherlands, with its partnership’s seat in Amsterdam, the Netherlands, with registered office at Road Town, Tortola, British Virgin Islands and correspondence address at 10260 Westheimer Road Suite 700, Houston, TX 77042, United States of America (“Ginsoma CV”), all partners of Ginsoma CV;

The undersigned wish to resolve to terminate and liquidate Ginsoma CV, and the undersigned wish to give their prior consent to the following in relation thereto:

•	the distribution by Ginsoma CV of the shares it holds in Frank’s International NV to the undersigned pro rata to their fractional interest in Ginsoma CV (the “FINV Distribution”);

•	the distribution by Ginsoma CV of the one share it holds in Ginsoma (Gibralatr) Limited to Donald Keith Mosing Family Partnership, Ltd. (the “GibCo Distribution”);

•	the distribution by Ginsoma CV of the receivables it holds against each of the undersigned to the undersigned (the “Receivables Distribution”); and

•	the termination and liquidation of Ginsoma CV (the “CV Termination”).

IT IS HEREBY STATED:

The undersigned hereby grant their prior consent to the FINV Distribution, the GibCo Distribution, the Receivables Distribution and the CV Termination and to the extent necessary, the undersigned hereby grant their consent to all other matters contained in the relevant termination agreement with regard to the termination of Ginsoma CV, such substantially in accordance with the draft agreement received by the undersigned.

IN WITNESS WHEREOF

this Statement is signed in Houston, Texas on October 30, 2015.

Signature:	/s/ Donald Keith Mosing
Name:	Donald Keith Mosing

Signature:	/s/ Melanie Christine Mosing
Name:	Melanie Christine Mosing

Donald Keith Mosing Family Partnership, Ltd., represented by:

Donald Keith Mosing Revocable Trust, in its capacity as General Partner

Signature:	/s/ Donald Keith Mosing
Name:	Donald Keith Mosing
Title:	Trustee

Donald Keith Mosing in his capacity as General Partner

Signature:	/s/ Donald Keith Mosing
Name:	Donald Keith Mosing

The Steven Brent Mosing Family, L.L.C., represented by:

Signature:	/s/ Steven Brent Mosing
Name:	Steven Brent Mosing
Title:	Sole manager

The Michael Frank Mosing Family, L.L.C., represented by:

Signature:	/s/ Michael Frank Mosing
Name:	Michael Frank Mosing
Title:	Sole manager

The Kirkland D. Mosing Family, L.L.C., represented by:

Signature:	/s/ Kirkland David Mosing
Name:	Kirkland David Mosing
Title:	Sole manager

G. Stanton Investments, LP,

represented by its General Partner, Stanton GP, LLC

Signature:	/s/ Gregory Stanton Mosing
Name:	Gregory Stanton Mosing
Title:	Managing member

WBM Partnership, LP,

represented by its General Partner, Bradford’s GP, LLC

Signature:	/s/ William Bradford Mosing_
Name:	William Bradford Mosing
Title:	Managing member

Lori Mosing Thomas Family, LLC, represented by:

Bryceton G. Thomas Trust, in its capacity as member

Signature:	/s/ Kirkland David Mosing
Name:	Kirkland David Mosing
Title:	Trustee

Lori Mosing Thomas in her capacity as member

Signature:	/s/ Lori Mosing Thomas
Name:	Lori Mosing Thomas

JLM Partners, Ltd.,

represented by its General Partner, 4401 JM GP, LLC

Signature:	/s/ Jeffrey Louis Mosing
Name:	Jeffrey Louis Mosing
Title:	Managing member

The Kendall G. Mosing Family, L.L.C., represented by:

Signature:	/s/ Kendall Garrett Mosing
Name:	Kendall Garrett Mosing
Title:	Sole manager

Miller Ginsoma Holdings, Ltd.,

represented by its General Partner, Miller Ginsoma GP,

Signature:	/s/ Sharon M. Miller
Name:	Sharon M. Miller
Title:	Managing member